FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     THE DREYFUS HIGH YIELD STRATEGIES FUND
              ----------------------------------------------------
              (EXACT NAME OF THE FUND AS SPECIFIED IN ITS CHARTER)

                   MASSACHUSETTS APPLICATION HAS BEEN MADE
          ---------------------------------------------------------
          (State of incorporation or organization) (I.R.S. Employer
                               Identification No.)


                  200 PARK AVENUE, NEW YORK, NEW YORK 10166
                  -----------------------------------------
                   (Address of principal executive offices)


      Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class               Name of each exchange on which
          to be so registered               each class is to be registered

             COMMON SHARES                      NEW YORK STOCK EXCHANGE

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /_/

      Securities Act registration statement file number to which this form relates:
           333-48117

      Securities to be registered pursuant to Section 12(g) of the Act:


                                      NONE
                                ----------------
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of the Registrant's Securities to be Registered.

      The description o f the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (Nos. 333-48117 and 811-08703) as filed with the Securities and Exchange Commission on March 16, 1998, as the same may be amended.


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Item 2.     Exhibits.

      (a)   No exhibits are to be filed with the Commission.

      (b) The following exhibits are being filed with the New York Stock Exchange, Inc. only:

            1.  Registration Statement on Form N-2.
            2.  Declaration of Trust of Registrant.
            3.  By-laws of Registrant.
            4. Specimen certificate for Registrant's Common Shares, par value $.001 per share.


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              THE DREYFUS HIGH YIELD STRATEGIES FUND

                        Date: April 22, 1998


                        By: /s/ Elba Vasquez
                            ----------------------------------------
                              Elba Vasquez
                              Vice President and Assistant Secretary